PLEASE MARK VOTES AS IN THIS EXAMPLE X REVOCABLE PROXY PROVIDENT NEW YORK BANCORP YOUR VOTE IS IMPORTANT! PROXY VOTING INSTRUCTIONS Stockholders of record have three ways to vote: 1. By Telephone (using a Touch-Tone Phone); or 2. By Internet; or 3. By Mail. To Vote by Telephone: Call 1-_______________ Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., _________ ___, ____. To Vote by Internet: Go to https://www.rtcoproxy.com/_____ prior to 3 a.m., ______ __, ___. Please note that the last vote received from a stockholder, whether by telephone, by Internet or by mail, will be the vote counted. For Against Abstain Date Sign above Co-holder (if any) sign above Please be sure to date and sign this proxy card in the box below. When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer. 1. Proposal to adopt the Agreement and Plan of Merger, dated as of April 3, 2013, by and between Sterling Bancorp and Provident New York Bancorp, pursuant to which Sterling will merge with and into Provident. Mark here if you no longer wish to receive paper annual meeting materials and instead view them online. Mark here if you plan to attend the meeting. Mark here for address change. __________________________________________________________ __________________________________________________________ __________________________________________________________ Comments: __________________________________________________________ __________________________________________________________ __________________________________________________________ FOLD HERE IF YOU ARE VOTING BY MAIL PLEASE DO NOT DETACH Special Meeting Materials are available at: http://www.cfpproxy.com/5553 2. Proposal to adjourn the Provident special meeting, if necessary or appropriate, to solicit additional proxies in favor of the Provident merger proposal. 3. Proposal to approve, on an advisory (non-binding) basis, the compensation that certain executive officers of Provident may receive in connection with the merger pursuant to existing agreements or arrangements with Provident. 4. Proposal to approve an amendment to the Provident 2012 Stock Incentive Plan to increase the maximum number of shares of Provident common stock that may be subject to certain awards under the plan, including for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Board of Directors recommends a vote “FOR” each of the listed proposals. For Against Abstain For Against Abstain For Against Abstain Exhibit 99.8

YOUR VOTE IS IMPORTANT! Special Meeting Materials are available on-line at: http://www.cfpproxy.com/5553 You can vote in one of three ways: 1. Call toll free 1-_______________ on a Touch-Tone Phone. There is NO CHARGE to you for this call. or 2. Via the Internet at https://www.rtcoproxy.com/________ and follow the instructions. or 3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope. PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS REVOCABLE PROXY Provident New York Bancorp SPECIAL MEETING OF STOCKHOLDERS Date: Time: THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The Stockholder hereby appoints each member of the Board of Directors, acting as the official proxy committee with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of Provident New York Bancorp (the “Company”) that the undersigned is entitled to vote at the Special Meeting of Stockholders (“Special Meeting”) to be held at the ___________________________________________, on __________________, at ___:___ a.m. local time, and at any adjournment thereof, and to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as follows. THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3 AND 4. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH SPECIAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING. Should the Stockholder be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Special Meeting of the Stockholder’s decision to terminate this Revocable Proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This Revocable Proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Special Meeting of Stockholders, or by the filing of a later dated Revocable Proxy prior to a vote being taken on a particular proposal at the Special Meeting. The Stockholder acknowledges receipt from the Company prior to the execution of this Revocable Proxy of notice of the Special Meeting, a proxy statement dated ________________. PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. (Continued, and to be marked, dated and signed, on the other side) PROVIDENT NEW YORK BANCORP — SPECIAL MEETING, DATE 5553